As filed with the Securities and Exchange Commission on December 28, 2020.

File No. 001-39804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

TEXAS PACIFIC LAND CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	75-0279735
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1700 Pacific Avenue, Suite 2900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

(214) 969-5530

(Registrant’s telephone number, including area code)

With copies to:

George J. Vlahakos

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

(713) 495-4522

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Texas Pacific Land Corporation is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form 10 (File No. 001-39804) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 8.1 to the Registration Statement. Accordingly, this Amendment consists of only the cover page, this explanatory note, the exhibit index to the Registration Statement, the signature page to the Registration Statement and Exhibit 8.1. The information statement contained in Exhibit 99.1 to the Registration Statement is unchanged and has been omitted.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Consolidated Financial Data of TPL Trust,” “Summary Selected Unaudited Pro Forma Consolidated Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections and the financial statements references therein are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
3.1*	Form of Amended and Restated Certificate of Incorporation of Texas Pacific Land Corporation.
3.2*	Form of Amended and Restated Bylaws of Texas Pacific Land Corporation.
8.1	Opinion of Sidley Austin LLP relating to certain tax matters.
10.1*	Form of Contribution Agreement by and between Texas Pacific Land Trust and Texas Pacific Land Corporation.
10.2*	Form of Indemnification Agreement by and between Texas Pacific Land Corporation and individual directors or officers.
10.3	Form of Indemnification Agreement by and between Texas Pacific Land Trust and individual trustees (incorporated by reference to Exhibit 10.1 to Texas Pacific Land Trust’s Current Report on Form 8-K filed on June 30, 2020 (File No. 001-00737)).
10.4*	Form of Amended and Restated Employment Agreement by and between Texas Pacific Land Corporation and Tyler Glover.
10.5*	Form of Amended and Restated Employment Agreement by and between Texas Pacific Land Corporation and Robert J. Packer.
10.6	Settlement Agreement dated July 30, 2019 (incorporated by reference to Exhibit 99.1 to Texas Pacific Land Trust’s Current Report on Form 8-K filed on July 31, 2019 (File No. 001-00737)).
10.7	First Amendment to Settlement Agreement dated February 20, 2020 (incorporated by reference to Exhibit 10.1 to Texas Pacific Land Trust’s Current Report on Form 8-K filed on February 20, 2020 (File No. 001-00737)).
10.8	Second Amendment to Settlement Agreement dated March 6, 2020 (incorporated by reference to Exhibit 10.1 to Texas Pacific Land Trust’s Current Report on Form 8-K filed on March 6, 2020 (File No. 001-00737)).
10.9	Stockholders’ Agreement dated June 11, 2020 (incorporated by reference to Exhibit 10.1 to Texas Pacific Land Trust’s Current Report on Form 8-K filed on June 15, 2020 (File No. 001-00737)).
10.10*	First Amendment to Stockholder’s Agreement, dated December 14, 2020.
21.1*	List of Subsidiaries.
99.1*	Information Statement of Texas Pacific Land Corporation, preliminary and subject to completion, dated December 14, 2020.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

By:	/s/ Tyler Glover
Name: Tyler Glover
Title: President and Chief Executive Officer

Date: December 28, 2020

4